Exhibit 99.1

 Valpey-Fisher Corporation to be Acquired by CTS Corporation

HOPKINTON, Mass.--(BUSINESS WIRE)--November 17, 2011--CTS Corporation (“CTS”) (NYSE: CTS) and Valpey-Fisher Corporation (“Valpey-Fisher”) (Nasdaq:VPF) announced today that they have entered into a definitive merger agreement providing for the cash acquisition of Valpey-Fisher by CTS. Upon closing of the transaction, Valpey-Fisher will operate as an indirect wholly-owned subsidiary of CTS.

Pursuant to the terms of the definitive agreement, CTS will acquire 100% of the issued and outstanding equity of Valpey-Fisher for $4.15 per share in cash. Valpey-Fisher’s Board of Directors has unanimously approved the merger and recommends that Valpey-Fisher’s stockholders vote in favor of the transaction. The transaction is subject to customary closing conditions and approval of Valpey-Fisher’s stockholders.

A more complete description of this transaction is included in Valpey-Fisher’s Form 8-K to be filed later today. The transaction is expected to close in January 2012.

Valpey-Fisher is a recognized technology leader in the design and manufacturing of precision crystal oscillators including higher frequency, lower phase noise timing solutions, high performance RF/Microwave components, integrated modules and ultrasonic transducers. End markets served include telecommunications, computer, defense and aerospace, instrumentation and industrial markets. Sales in the last four reported quarters total approximately $15 million.

Michael J. Ferrantino Jr., President and Chief Executive Officer of Valpey-Fisher Corporation, added, “This represents a great value for the stockholders of Valpey-Fisher while providing excellent long-term growth opportunities for our employees.”

Vinod M. Khilnani, CTS Chairman and Chief Executive Officer, stated, “Valpey-Fisher is an excellent fit with CTS’ Electronic Components business unit, bringing expanded products and capabilities to better serve CTS’ customers. The two companies offer world-class highly-engineered frequency products to growing markets. In addition, Valpey-Fisher brings strong engineering capabilities and management leadership to support our strategy of double-digit top line growth over the next several years in our Components and Sensors segment.”

Shasta Partners, LLC is acting as financial advisor to Valpey-Fisher.

About Valpey-Fisher

Valpey-Fisher Corporation is a global leader in the design, development and manufacture of high-accuracy subsystems integrated into digital and optical telecommunications systems in use throughout the world for voice, data and military communications. Companies pick Valpey-Fisher for its long history of technology innovation, its high-quality precision products and its top-to-bottom commitment to customers to provide and support custom solutions that meet their evolving needs. Valpey-Fisher (founded in 1931) has its manufacturing facility located in Hopkinton, Massachusetts. To find out more, visit the Valpey-Fisher Web site at www.valpeyfisher.com.

Forward-Looking Statements

This report may contain statements, including statements regarding whether the Merger will be consummated and the timing of the Merger, that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, such as market and economic conditions, the future performance of Valpey-Fisher, the requirement of approval of Valpey-Fisher’s stockholders, and other risks, that may cause the conditions to the closing of the Merger not to be satisfied. All forward-looking statements are also expressly qualified in their entirety by its cautionary statements detailed from time to time in filings with the Securities and Exchange Commission (the “SEC”) including quarterly reports on Form 10-Q and annual reports on Form 10-K by Valpey-Fisher.

Additional Information and Where You Can Find It

In connection with the Merger, Valpey-Fisher will file relevant materials with the SEC including a preliminary proxy statement on Schedule 14A and, promptly after the filing, a definitive proxy statement with the SEC. Valpey-Fisher will mail its definitive proxy statement and other relevant documents regarding the Merger to its stockholders. VALPEY-FISHER’S STOCKHOLDERS ARE URGED TO READ, WHEN AVAILABLE, VALPEY-FISHER’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH ITS SOLICITATION OF PROXIES FOR THE SPECIAL MEETING TO BE HELD TO APPROVE THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VALPEY-FISHER AND THE PROPOSED TRANSACTION. Valpey-Fisher's stockholders may obtain a free copy of these documents, as well as other filings containing information about Valpey-Fisher, at the SEC’s website, www.sec.gov. Valpey-Fisher’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and any other relevant documents (when available) by directing a request to: Valpey-Fisher Corporation, 75 South Street, Hopkinton, MA 01748, Attention: Michael J. Kroll, or by telephone at (508) 435-6831. This announcement is not a solicitation of a proxy.

Valpey-Fisher and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Valpey-Fisher’s stockholders in respect of the Merger. Information concerning such participants and their respective interests in Valpey-Fisher by security holdings or otherwise is set forth in the proxy statement for Valpey-Fisher’s 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 5, 2011. Stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement and other relevant documents regarding the Merger when they become available.

CONTACT:
Valpey-Fisher Corporation
Michael J. Kroll, 508-435-6831
Vice President, Treasurer and Chief Financial Officer